Exhibit 10.1

AMENDMENT NO. 3 TO EXECUTIVE COMPENSATION AGREEMENT

This Amendment No. 3, dated as of October 14, 2020, and effective as of September 1, 2020, (“Amendment No. 3”), to the Executive Compensation Agreement, effective as of January 1, 2015, as amended by Amendment No. 1, effective as of December 30, 2015, as further amended by Amendment No. 2, effective as of January 1, 2017, (as so amended, the “Executive Compensation Agreement”) is made by and between PharmaCyte Biotech, Inc., a Nevada corporation (“Company”), and Gerald W. Crabtree (“Executive”). The Company and the Executive are each referred to in this Amendment No. 3 as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined in this Amendment No. 3 shall have the meanings given to them in the Executive Compensation Agreement defined below.

The Parties, intending to be legally bound, hereby agree as follows:

1. Section 2 of the Executive Compensation Agreement is hereby amended and restated to read in its entirety as follows:

2. POSITION; DUTIES. The Executive shall be employed as: (i) a member of the Company’s Board of Directors (“Board”); (ii) Chief Scientific Officer of the Company; and (iii) Chief Scientific Officer of Viridis Biotech, Inc. and shall have the authorities and responsibilities customarily associated with the status of such positions at NASDAQ listed companies. In his capacity as Chief Scientific Officer, the Executive shall report directly to the Chief Executive Officer of the Company. Upon termination of the Executive’s employment for any reason, if and to the extent requested by the Company, the Executive shall promptly resign from the Board and from all other positions that the Executive then holds with the Company or any affiliate and promptly execute all documentation for such resignations.

The Executive shall devote substantially all of his business time, effort and energies to the business of the Company; provided, however, that notwithstanding the foregoing, the Executive may (a) serve as an officer or director of any of the entities for whom he serves as such on the Commencement Date or any other entity, (b) engage in civic, charitable, public service and community activities and affairs, (c) accept and fulfill a reasonable number of speaking engagements, and (d) manage his personal investments and affairs, as long as such activities do not, in the Executive’s reasonable and good faith judgment, interfere, individually or in the aggregate, with his obligations and the proper performance his duties and responsibilities to the Company under this Agreement in any material respect.

2. Section 3(A) of the Executive Compensation Agreement is hereby amended and restated to read in its entirety as follows:

(A) Base Salary. The Company will pay the Executive a base salary at an annual rate of $84,000, payable in accordance with the Company’s usual payroll practices. The Compensation Committee of the Board may increase the base salary annually in its discretion. The annual rate of the Executive’s base salary as in effect from time to time is referred to herein as “Base Salary.”

3. Except as specifically provided in and modified by this Amendment No. 3, the Executive Compensation Agreement is in all respects hereby ratified and confirmed. All references to the “Agreement” or the “Executive Compensation Agreement” shall be deemed to refer to the Executive Compensation Agreement as such document has been modified by this Amendment No. 3, including, without limitation, references to the “Agreement” in Section 13 of the Executive Compensation Agreement.

4. The provisions of Section 11 and Section 19 of the Executive Compensation Agreement shall apply to this Amendment No. 3 as if set forth in full in this Amendment No. 3, mutatis mutandis, and are hereby incorporated by reference in this Amendment No. 3.

5. This Amendment No. 3 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Signatures delivered by facsimile or electronic mail, including by PDF, shall be effective as original signatures for all purposes.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 3 on the day and year first written above.

PHARMACYTE BIOTECH, INC.

By:	[/s/ Kenneth L. Waggoner]
Name: Kenneth L. Waggoner
Title: Chief Executive Officer,
President and General Counsel

EXECUTIVE

By:	[/s/ Gerald W. Crabtree]
Name: Gerald W. Crabtree
Title: Chief Scientific Officer

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